                                                                     Exhibit A-2
                        THE COMMONWEALTH OF MASSACHUSETTS

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                               ARTICLES OF MERGER
                     (General Laws, Chapter 164 Section 96)

                                    MERGER OF

                          ACQUISITION GAS COMPANY, INC
                                       AND
                              BAY STATE GAS COMPANY
                       The constituent corporations, into
                          ACQUISITION GAS COMPANY INC.
                       One of the constituent corporations

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of merger has been duly adopted in compliance with the requirements of General Laws, Chapter 164, Section 102A and will be kept as provided therein. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the merger determined pursuant to the agreement of merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

3. (For a merger) The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger.

         The exact name of the corporations is: Bay State Gas Company.

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(For a consolidation)
(a) The purpose of the resulting corporation is to engage in the following business activities.

                                       N/A

(b) State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue.

                                       N/A

------------------------------------------------------------------------------------------------
       Without Par Value                                         With Par Value
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
  Type             Number of Shares            Type              Number of Shares      Par Value
------------------------------------------------------------------------------------------------
Common:                                      Common
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Preferred:                                   Preferred:
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

(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

                                       N/A

(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

                                       N/A

(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                                       N/A

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                              Continuation Sheet 1

  Title                 Name                  Residential Address                 Post Office Address
  -----                 ----                  -------------------                 -------------------
President:        Jeffrey W. Yundt            1400 Prestwick Drive                801 E. 86th Avenue
                                              Schererville, IN 46375              Merrillville, IN 46410

Treasurer:        Stephen P. Adik             488 Wexford Road                    801 E. 86th Avenue
                                              Valparaiso, IN 46385                Merrillville, IN 46410

Clerk:            Nina M. Rausch              3420 173rd Street                   5265 Hohman Ave
                                              Lansing, IL 60438                   Hammond, IN 46320

Directors:        Gary L. Neale               84 West Road                        801 E. 86th Avenue
                                              Dune Acres                          Merrillville, IN 46410
                                              Chesterton, IN 46304

                  Jeffrey W. Yundt            1400 Prestwick Drive                801 E. 86th Avenue
                                              Schererville, IN 46375              Merrillville, IN 46410

                  Stephen P. Adik             488 Wexford Road                    801 E. 86th Avenue
                                              Valparaiso, IN 46385                Merrillville, IN 46410

                  Roger A. Young              125 Mill Street                     300 Friberg Parkway
                                              Sherborn, MA 01770                  Westborough, MA 01581

                  Thomas W. Sherman           11 Bennett Street                   300 Friberg Parkway
                                              Westborough, MA 01581               Westborough, MA 01581

                  Daniel J. Murphy III        28 Belvedere Road                   P. O. Box 212
                                              W. Boxford, MA 01885                W. Boxford, MA 01885

                  Jack E. McGregor            74 Freeborn Road                    74 Freeborn Road
                                              Easton, CT 06612                    Easton, T 06612